Exhibit 99.1

CoStar Group Grows Fourth Quarter Net Income 65% and
Revenue 24% Year-Over-Year

WASHINGTON, DC - February 24, 2016 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the year ended December 31, 2015 was $712 million, an increase of 24% over revenue of $576 million for the full year of 2014. Revenue for the fourth quarter also grew 24% year- over-year to $193 million. Net income for the fourth quarter of 2015 grew 65% year-over-year to $23 million or $0.71 per diluted share.

“In 2015 we focused on building the premier marketplace for renting an apartment in the United States,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “According to comScore, Apartments.com enjoyed more visitor traffic in 2015 than any other apartment rental website. Revenue from Apartments.com was up approximately 30% year-over-year in the fourth quarter. In 2015 we added $136 million of overall revenue and $100 million of net new annual subscriptions sales. In the fourth quarter of 2015 alone, CoStar Group generated $29 million of net new sales on annual subscriptions, a 69% year-over-year increase.”

Florance continued, “We invested aggressively during 2015 to integrate CoStar, Apartments.com, and Apartment Finder in order to achieve sustainable long-term cost savings. EBITDA more than doubled from the third quarter to the fourth quarter of 2015 while EBITDA margin for the fourth quarter of 2015 expanded to 29%. We believe these strong results plainly demonstrate that we are on target to achieve our goal of $1 billion in revenue and 40% margin exiting 2018.”

Year 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)
	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$119.1	$147.7	$153.1	$156.1	$159.0	$170.7	$189.1	$193.0
EBITDA	27.0	37.6	43.7	43.0	14.3	(1.5)	22.1	55.0
Net income (loss)	9.7	8.2	13.0	13.9	(6.1)	(15.0)	(5.4)	23.0
Net income (loss) per share - diluted	0.34	0.28	0.40	0.43	(0.19)	(0.47)	(0.17)	0.71
Weighted average outstanding shares - diluted	28.8	29.5	32.1	32.1	31.8	31.9	32.0	32.3

Adjusted EBITDA	37.0	45.3	51.8	54.3	23.8	11.3	35.5	65.1
Non-GAAP Net Income	19.8	23.5	27.9	29.8	10.8	2.4	17.2	35.5
Non-GAAP Net Income per share - diluted	0.69	0.80	0.87	0.93	0.34	0.08	0.53	1.10

EBITDA in the fourth quarter of 2015 increased to $55 million compared to $43 million in the fourth quarter of 2014, which represents an increase of $12 million or 29% year-over-year.

Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) was $65 million for the fourth quarter of 2015 versus $54 million in the fourth quarter of 2014, which is an increase of 20% year-over-year.

Non-GAAP net income (defined below) for the year ended December 31, 2015 was $66 million or $2.04 per diluted share. Non-GAAP net income in the fourth quarter of 2015 was $35 million or $1.10 per diluted share, compared to $30 million or $0.93 per diluted share in the fourth quarter of 2014.

As of December 31, 2015, the Company had approximately $437 million in cash, cash equivalents and long-term investments, which is an increase of $46 million since September 30, 2015. Short and long-term debt outstanding, net of debt issuance costs, totaled approximately $355 million as of December 31, 2015.

2016 Outlook
“We believe our investments in Apartments.com and Apartment Finder in 2015 provide a strong platform for future revenue growth, and are additive to the consistent double-digit revenue growth contribution from our core business,” stated CoStar Group Chief Financial Officer Scott Wheeler. “We expect the success of our integration and cost management efforts will deliver continued profit improvements in 2016.” The Company expects revenue of approximately $196 million to $198 million for the first quarter of 2016 and approximately $830 million to $840 million for the full year 2016.

For the first quarter of 2016, the Company expects non-GAAP net income per diluted share (defined below) of approximately $0.66 to $0.70. First quarter 2016 expenses include increased marketing for Apartments.com compared to fourth quarter 2015, in order to increase customer awareness and engagement ahead of the spring rental season. For the full year of 2016, the Company expects non-GAAP net income per diluted share in a range of approximately $3.62 to $3.72, an increase of approximately 80% at the mid-point over 2015.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 24, 2016, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transition, de-emphasis or discontinuation of services, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 11:00 AM ET on Thursday, February 25, 2016 to discuss earnings results for the fourth quarter of 2015 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (800) 230-1074 (from the United States and Canada) or (612) 288-0329 (from all other countries) and refer to conference code 385653. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 385653. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Revenues	$193,009	$156,096	$711,764	$575,936
Cost of revenues	45,127	42,923	188,885	156,979
Gross margin	147,882	113,173	522,879	418,957

Operating expenses:
Selling and marketing	59,808	41,003	302,226	150,305
Software development	16,720	13,705	65,760	55,426
General and administrative	29,161	27,381	115,507	103,916
Purchase amortization	6,671	7,736	27,931	28,432
	112,360	89,825	511,424	338,079

Income from operations	35,522	23,348	11,455	80,878
Interest and other income	64	271	537	516
Interest and other expense	(2,351)	(2,415)	(9,411)	(10,481)
Income before income taxes	33,235	21,204	2,581	70,913
Income tax expense, net	10,245	7,281	6,046	26,044
Net income (loss)	$22,990	$13,923	$(3,465)	$44,869

Net income (loss) per share - basic	$0.72	$0.44	$(0.11)	$1.48
Net income (loss) per share - diluted	$0.71	$0.43	$(0.11)	$1.46

Weighted average outstanding shares - basic	31,999	31,761	31,950	30,215
Weighted average outstanding shares - diluted	32,284	32,142	31,950	30,641

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	For the Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Net income (loss)	$22,990	$13,923	$(3,465)	$44,869
Income tax expense, net	10,245	7,281	6,046	26,044
Income before income taxes	33,235	21,204	2,581	70,913
Purchase amortization and other related costs	13,861	15,479	58,008	54,722
Stock-based compensation expense	9,368	7,361	34,537	28,267
Acquisition and integration related costs	1,023	624	6,370	3,802
Restructuring and related costs	(311)	1,976	1,968	1,976
Settlements and impairments	—	1,374	2,778	3,173
Non-GAAP income before income taxes	57,176	48,018	106,242	162,853
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(21,727)	(18,247)	(40,372)	(61,885)
Non-GAAP net income	$35,449	$29,771	$65,870	$100,968

Net income (loss) per share - diluted	$0.71	$0.43	$(0.11)	$1.46
Non-GAAP net income per share - diluted	$1.10	$0.93	$2.04	$3.30

Weighted average outstanding shares - basic**	31,999	31,761	31,950	30,215
Weighted average outstanding shares - diluted**	32,284	32,142	32,243	30,641

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months		For The Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Net income (loss)	$22,990	$13,923	$(3,465)	$44,869
Purchase amortization in cost of revenues	7,190	7,743	30,077	26,290
Purchase amortization in operating expenses	6,671	7,736	27,931	28,432
Depreciation and other amortization	5,664	4,160	20,524	15,650
Interest income	(64)	(271)	(537)	(516)
Interest expense	2,351	2,415	9,411	10,481
Income tax expense, net	10,245	7,281	6,046	26,044
EBITDA	$55,047	$42,987	$89,987	$151,250
Stock-based compensation expense	9,368	7,361	34,537	28,267
Acquisition and integration related costs	1,023	624	6,370	3,802
Restructuring and related costs	(311)	1,976	1,968	1,976
Settlements and impairments	—	1,374	2,778	3,173
Adjusted EBITDA	$65,127	$54,322	$135,640	$188,468

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$421,818	$527,012
Accounts receivable, net	40,276	38,694
Deferred and other income taxes, net	—	20,007
Income tax receivable	430	1,027
Prepaid expenses and other current assets	10,209	9,736
Total current assets	472,733	596,476

Long-term investments	15,507	17,151
Deferred income taxes, net	9,107	—
Property and equipment, net	88,311	73,753
Goodwill	1,252,945	1,138,805
Intangible assets, net	238,318	241,622
Deposits and other assets	2,650	2,676
Total assets	$2,079,571	$2,070,483

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$76,397	$61,287
Current portion of long-term debt	16,746	16,665
Deferred revenue	42,138	38,003
Total current liabilities	135,281	115,955

Long-term debt, less current portion	338,366	355,136
Deferred gain on sale of building	21,239	23,762
Deferred rent	29,628	27,032
Deferred income taxes, net	4,585	30,349
Income taxes payable	6,692	4,703

Stockholders' equity	1,543,780	1,513,546
Total liabilities and stockholders' equity	$2,079,571	$2,070,483

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Revenues
North America	$186,514	$150,067	$686,573	$552,141
International
External customers	6,495	6,029	25,191	23,795
Intersegment revenue *	16	16	41	57
Total International revenue	6,511	6,045	25,232	23,852
Intersegment eliminations	(16)	(16)	(41)	(57)
Total revenues	$193,009	$156,096	$711,764	$575,936

EBITDA
North America **	$54,276	$42,526	$87,092	$148,913
International ***	771	461	2,895	2,337
Total EBITDA	$55,047	$42,987	$89,987	$151,250

*Intersegment revenue recorded during 2015 was attributable to services performed for the Company’s wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company.

**North America EBITDA includes an allocation of approximately $191,000 and $170,000 for the three months ended December 31, 2015 and 2014, respectively. North America EBITDA includes an allocation of approximately $954,000 and $1.1 million for the twelve months ended December 31, 2015 and 2014, respectively. This allocation represents costs incurred for International employees involved in development activities of the Company’s North America operating segment.

***International EBITDA includes a corporate allocation of approximately $56,000 and $64,000 for the three months ended December 31, 2015 and 2014, respectively. International EBITDA includes a corporate allocation of approximately $256,000 and $261,000 for the twelve months ended December 31, 2015 and 2014, respectively. This corporate allocation represents costs incurred for North America employees involved in management and expansion activities of the Company’s International operating segment.

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2014-2015 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)	$(5.4)	$23.0
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)	2.6	10.2
Income (loss) before income taxes	15.6	13.2	20.8	21.2	(5.5)	(22.4)	(2.8)	33.2
Purchase amortization and other related costs	6.2	17.0	16.1	15.5	13.5	13.5	17.1	13.9
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4	9.3	9.4
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9	1.8	1.0
Restructuring and related costs	—	—	—	2.0	—	—	2.3	(0.3)
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4	—	—
Non-GAAP income before income taxes	31.8	37.9	45.0	48.0	17.4	3.9	27.7	57.2
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(12.0)	(14.4)	(17.1)	(18.2)	(6.6)	(1.5)	(10.5)	(21.7)
Non-GAAP net income	$19.8	$23.5	$27.9	$29.8	$10.8	$2.4	$17.2	$35.5

Non-GAAP net income per share - diluted	$0.69	$0.80	$0.87	$0.93	$0.34	$0.08	$0.53	$1.10

Weighted average outstanding shares - basic**	28.3	29.1	31.7	31.8	31.8	32.0	32.0	32.0
Weighted average outstanding shares - diluted**	28.8	29.5	32.1	32.1	32.2	32.3	32.2	32.3

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income (loss)	$9.7	$8.2	$13.0	$13.9	$(6.1)	$(15.0)	$(5.4)	$23.0
Purchase amortization	6.2	17.0	16.1	15.5	13.5	13.5	17.1	13.9
Depreciation and other amortization	3.7	3.7	4.1	4.2	4.3	5.1	5.4	5.7
Interest income	(0.1)	(0.1)	(0.0)	(0.3)	(0.3)	(0.1)	(0.0)	(0.1)
Interest expense	1.6	3.8	2.7	2.4	2.3	2.4	2.4	2.3
Income tax expense (benefit), net	5.9	5.0	7.8	7.3	0.6	(7.4)	2.6	10.2
EBITDA	$27.0	$37.6	$43.7	$43.0	$14.3	$(1.5)	$22.1	$55.0
Stock-based compensation expense	7.9	6.3	6.7	7.4	7.4	8.4	9.3	9.4
Acquisition and integration related costs	1.1	1.4	0.7	0.6	0.6	2.9	1.8	1.0
Restructuring and related costs	—	—	—	2.0	—	—	2.3	(0.3)
Settlements and impairments	1.0	—	0.7	1.3	1.4	1.4	—	—
Adjusted EBITDA	$37.0	$45.3	$51.8	$54.3	$23.7	$11.2	$35.5	$65.1

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2016		Ended December 31, 2016
	Low	High	Low	High

Net income	$6,200	$9,000	$62,400	$68,600
Income tax expense, net	4,100	6,000	41,600	45,700
Income before income taxes	10,300	15,000	104,000	114,300
Purchase amortization and other related costs	12,000	12,000	43,000	43,000
Stock-based compensation expense	11,000	9,000	42,000	38,000
Acquisition and integration related costs	1,500	1,000	2,500	1,500
Non-GAAP income before income taxes	34,800	37,000	191,500	196,800
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(13,200)	(14,100)	(72,800)	(74,800)
Non-GAAP net income	$21,600	$22,900	$118,700	$122,000

Net income per share - diluted	$0.19	$0.28	$1.90	$2.09
Non-GAAP net income per share - diluted	$0.66	$0.70	$3.62	$3.72

Weighted average outstanding shares - diluted	32,700	32,700	32,800	32,800

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2016		Ended December 31, 2016
	Low	High	Low	High
Net income	$6,200	$9,000	$62,400	$68,600
Purchase amortization and other related costs	12,000	12,000	43,000	43,000
Depreciation and other amortization	6,000	6,000	25,500	25,500
Interest and other expense (income), net	2,500	2,500	10,200	10,200
Income tax expense, net	4,100	6,000	41,600	45,700
Stock-based compensation expense	11,000	9,000	42,000	38,000
Acquisition and integration related costs	1,500	1,000	2,500	1,500
Adjusted EBITDA	$43,300	$45,500	$227,200	$232,500

All Contacts

Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (Nasdaq: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with more than 10 million registered members. Apartments.com, ApartmentFinder.com and ApartmentHomeLiving.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Through an exclusive partnership with Move, a subsidiary of News Corporation, Apartments.com is the exclusive provider of apartment community listings across Move’s family of websites, which include realtor.com®, doorsteps.com and move.com. CoStar Group’s websites attracted an average of more than 22 million unique monthly visitors in aggregate throughout 2015. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Toronto with a staff of approximately 2,600 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, earnings, and revenue; the risk that the Company is unable to sustain current growth rates or increase them; the risk that the Company’s investments and marketing do not produce the expected results, including sustainable long term cost savings and a platform for future revenue growth; the risk that the Company’s integration and cost management efforts do not deliver continued profit improvements in 2016; the risk that synergies from the acquisitions of Apartments.com and Apartment Finder will not be as expected, may not be fully realized, may take longer to realize than expected or may not drive revenue and earnings growth as expected; the risk that the businesses of Apartments.com, Apartment Finder and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that revenues for the first quarter and full year 2016 will not be as stated in this press release; the risk that net income for the first quarter and full year 2016 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2016 will not be as stated in this press release; the risk that Adjusted EBITDA for the first quarter and full year 2016 will not be as stated in this press release; and the risk that the Company is unable to achieve the revenue and margin goals stated in this press release. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.